RELATED PERSON TRANSACTION POLICY

OF

XINDE TECHNOLOGY COMPANY

(Adopted as of September 16, 2010)

Statement of Purpose and Philosophy

Our Company recognizes that Related Person Transactions (as defined below) may raise questions as to whether those transactions are consistent with the best interests of the Company and its shareholders.  The objective of this policy is to require independent review of Related Person Transactions.

Definitions

For the purposes of this policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) that occurred since the beginning of the Company’s most recent fiscal year in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,0001 and in which any Related Person had, has or will have a direct or indirect material interest.2

For purposes of this policy, a “Related Person” means:

1.	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2.	any person who is known to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities;

3.
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent (5%) beneficial owner, and any person (other than domestic employees or tenant) sharing the household of such director, executive officer, nominee or more than five percent (5%) beneficial owner; and

4.
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a five percent (5%) or greater beneficial ownership interest.

Standards/Requirements
It is the Company’s policy that the Audit Committee (the “Committee”) of the Board of Directors review and approve all Related Person Transactions in advance3, and that such Related Person Transactions be disclosed in accordance with applicable legal and regulatory requirements.  The Company recognizes that there are situations where Related Person Transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

The Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable), but not limited to:

•	The benefits to the Company;

•
The impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a principal, member, partner, shareholder or executive officer;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available to unrelated third parties and employees generally.

No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person.  The Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stakeholders, as the Committee determines in good faith.

In addition, no immediate family member of a director or executive officer (as such term is defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) shall be hired as an employee of the Company unless the employment arrangement is approved in advance by the Committee.  In the event a person becomes a director or executive officer of the Company and an immediate family member of such person is already an employee of the Company, no material change in the terms of employment, including compensation, may be made without the prior approval of the Committee (except, if the immediate family member is himself or herself an executive officer of the Company, any proposed change in the terms of employment shall be reviewed and approved in the same manner as other executive officer compensatory arrangements).

Each director and executive officer of the Company is personally responsible for compliance with this policy including to the extent his or her immediate family members are involved in a Related Person Transaction.  However, it shall not be considered a violation of this policy in the event a Related Person Transaction involving a director or executive officer is entered into without his or her knowledge if such director or executive officer notifies the Corporate Secretary as soon as practical after such director or executive officer becomes aware of the transaction so the Related Person Transaction can be presented to the Committee for the required review.

Directors, executive officers and nominees shall complete an Annual Questionnaire for Directors, Director Nominees and Executive Officers and disclose all potential Related Person Transactions that are known to them involving themselves and their immediate family members.  Throughout the year, directors and executive officers shall notify the Corporate Secretary of any potential Related Person Transactions as soon as the director or executive officer becomes aware of any such transaction.  The Corporate Secretary shall inform the Committee of any Related Person Transaction of which they become aware.  The Corporate Secretary shall be responsible for conducting a preliminary analysis and review of potential Related Person Transactions and presentation to the Committee for review including provision of additional information to enable proper consideration by the Committee.

At the time the Company becomes aware of a person’s status as a beneficial owner of more than five percent (5%) of any class of the Company’s voting securities, and annually thereafter for so long as such ownership status is maintained, the Company shall request (a) if the person is an individual, the same information as is requested of directors and executive officers under this policy and (b) if the person is a firm, corporation or other entity, a list of the principals or executive officers of the firm, corporation or entity.

As necessary, the Committee shall review approved Related Person Transactions on a periodic basis throughout the duration of the transaction to ensure that the transactions remain in the best interests of the Company.  The Committee may, in its discretion, engage outside counsel to review certain Related Person Transactions.  In addition, the Committee may request that the full Board of Directors consider the approval or ratification of Related Person Transactions if it deems advisable.  Following such a review the Committee shall determine whether to continue or eliminate a Related Person Transaction.

Related Person Transactions must also comply with the Company’s existing policies and procedures, including, without limitation, our Code of Business Conduct and Ethics, Corporate Governance Guidelines and Annual Questionnaire for Directors, Director Nominees and Executive Officers.

This policy has been approved by the Committee.  The Committee will review this policy periodically and update it as appropriate.

The material features of this policy shall be disclosed in the Company’s annual report on Form 10-K or in the Company’s proxy statement, as required by applicable laws, rules and regulations.

__________________________________

1.
All transactions, including Related Person Transactions involving amounts less than $120,000, are subject to the Company’s Code of Business Conduct and Ethics, which contain provisions regarding potential conflicts of interest.

2.
A transaction where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority shall not be considered a Related Person Transaction for purposes of this policy.

3.	Any existing related person transaction in effect as of the effective date of this policy shall be reviewed by the Committee at its next regularly-scheduled meeting.